Exhibit 10.17

SUBLEASE AGREEMENT

by and between

AA ACQUISITIONS LLC, as Landlord

and

SKY HARBOUR OPA LOCKA AIRPORT, LLC, as Tenant

i

ii

iii

Exhibit 10.17

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (hereinafter referred to as the “Lease” or “Agreement”), is made and entered into this 2nd day of May, 2019 (the “Execution Date,”), by and between AA ACQUISITIONS, LLC a Florida limited liability company, with offices at 15000 NW 44th Avenue, Opa Locka, Florida 33054, (“Landlord”) and SKY HARBOUR OPA LOCKA AIRPORT, LLC, a Delaware limited liability company registered to do business in Florida, with offices at 767 5th Avenue, New York, New York 10153 (“Tenant”). Landlord and Tenant are sometimes referred to herein collectively as the “Parties”.

WITNESSETH THAT:

WHEREAS, pursuant to that certain Amended and Restated Development Lease Agreement from Miami-Dade County, a political subdivision of the State of Florida (the “County” and/or “Prime Landlord”) dated as of March 22, 2007, as amended by that certain First Amendment to Amended and Restated Development Lease Agreement between Miami-Dade County, Florida and AA Acquisitions, LLC dated March 22, 2007 (the “First Amendment”), Second Amendment to Amended and Restated Development Lease Agreement between Miami-Dade County, Florida and AA Acquisitions, LLC dated December 29, 2009 the “Second Amendment,” and Third Amendment to Amended and Restated Development Lease Agreement between Miami-Dade County, Florida and AA Acquisitions, LLC dated August 4, 2015 (the “Third Amendment,” and together with the Original Master Lease, the First Amendment, Second Amendment and any subsequent amendments, modifications and/or supplements thereof and thereto, collectively the “Prime Lease,” capitalized terms used, but not otherwise defined herein, shall have the meaning set forth in the Prime Lease), Landlord leases from the County certain real property (the “Real Property”; defined as the “Airpark” in the Prime Lease) located at the Miami Opa-Locka Executive Airport (the “Airport”), which Real Property includes the Premises described in Section 1.02 below. A complete copy of the Prime Lease is attached hereto as Exhibit “D”.

WHEREAS, Landlord has the exclusive right, power and authority to sublease the real property depicted on Exhibit “A-1” attached hereto and incorporated herein (“Phase I Real Property”), which Phase I Real Property consists of approximately 11.36 acres of land located at the Airport.

WHEREAS, Landlord has the exclusive right, power and authority to sublease the real property depicted on Exhibit “A-2” attached hereto and incorporated herein (“Phase II Real Property”), which Phase II Real Property consists of approximately 8.26 acres of land located at the Airport, which Tenant will have the option to sublease as detailed in this Lease.

WHEREAS, Tenant will construct certain improvements on the Phase I Real Property, and if Tenant exercises the Expansion Option (as hereinafter defined), Phase II Real Property, as more particularly described on Exhibit “B” attached hereto and incorporated herein (the “Improvements”). The Phase I Real Property and the Phase I Improvements shall be collectively referred to herein as the “Phase I Property” or the “Phase I Premises”. If applicable, the Phase II Real Property and the Phase II Improvements shall be collectively referred to herein as the “Phase II Property” or the “Phase II Premises” and, together with the Phase I Real Property and Phase I Improvements shall be collectively referred to herein as the “Property” or “Premises”.

NOW, THEREFORE, in consideration of the promises, covenants, terms and conditions herein set forth, the parties have agreed as follows:

ARTICLE 1
LEASE AGREEMENT, TERM, OPTIONS AND RENTAL

SECTION 1.01.    GRANT.

Landlord, for and in consideration of the rents and other charges and payments payable by the Tenant and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, does hereby demise and sub-lease the Premises to Tenant, and Tenant does hire and sub-lease the Phase I Property from Landlord, and if Tenant exercises the Expansion Option, the Phase II Property, upon and subject to the terms and conditions hereof.

SECTION 1.02.    PROPERTY.

Subsection 1.02.1    The approximate boundaries and location of the Phase I Property are outlined on the sketch attached Exhibit “A-1”. The “Legal Description of the Real Property” as well as the precise square feet shall be determined by a boundary survey (the “Survey”). In the event the Survey is not completed prior to the Effective Date, the Survey will be completed within thirty (30) days of the Effective Date whereupon the legal description set forth therein shall be incorporated herein and evidenced by written agreement of the Landlord and Tenant as the replacement of the sketch on Exhibit “A-1”. Said Survey shall be obtained by Tenant, at its sole cost and expense, and approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

Subsection 1.02.2    Expansion Option. Tenant shall have the option (the “Expansion Option”) to lease the Phase II Property as depicted on Exhibit “A-2” attached hereto, by providing written notice to Landlord no later than 24 months from the Effective Date. If Tenant exercises its Expansion Option, then, the date Tenant provides Landlord with such notice of exercise shall be the “Exercise Date” and all terms and conditions applicable to Premises, including the Term and calculation of the applicable Phase II Base Rent (as hereinafter defined), shall also apply to the Expansion Property once commencement occurs. The “Legal Description of the Phase II Property” as well as the precise square feet shall be determined by a boundary survey within thirty (30) days of the Effective Date whereupon the legal description set forth therein shall be incorporated herein and evidenced by written agreement of the Landlord and Tenant as the replacement of the sketch on Exhibit “A-2”. Said Survey shall be obtained by Tenant, at its sole cost and expense, and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant exercises the Expansion Option, then the Phase II Property shall be added to and included in the Premises, and all references in this Lease to the Premises or the Property shall include the Phase II Property.

Subsection 1.02.3    Subject to Prime Lease. Tenant acknowledges and agrees that its rights hereunder and its possession of the Premises are subject to and subordinate to the Prime Lease, with the same force and effect as if fully set forth herein together with all matters to which the Prime Lease is subject and subordinate. Notwithstanding the foregoing, Tenant shall not be bound by any amendment or modification to the Prime Lease hereafter made to the extent the provisions thereof would materially and adversely affect Tenant.

All of the terms of the Prime Lease with which Landlord is bound to comply shall, to the extent that the same apply to the Real Property and its development and/or operation and use, as contemplated hereby or otherwise, be binding upon Tenant. Tenant agrees to fully and timely perform, according to the terms of the Prime Lease, all of the duties, covenants, agreements and obligations of tenant under the Prime Lease. While provisions of the Prime Lease are applicable to this Lease, this Lease is intended to be a distinct agreement between its parties.

Whenever Prime Landlord’s consent is required for any action to be taken by Tenant, Landlord shall use commercially reasonable efforts to obtain such consent, but failure to obtain such consent shall not be a Landlord default under this Lease. Upon receipt of written notice by Tenant, Landlord shall use commercially reasonable efforts to enforce, on behalf of Tenant, the provisions of the Prime Lease that are applicable to the Premises and set forth in specificity in Tenant’s written notice to Landlord.

Subsection 1.02.4    Prior to or contemporaneously with execution of this Lease, Landlord shall request that Prime Landlord execute a consent and non-disturbance agreement in a form that is agreeable to Prime Landlord, Landlord, and Tenant (“Prime Landlord Consent”). If the Prime Landlord Consent has not been delivered to Tenant within sixty (60) days of the Execution Date (“the “Consent Period”), provided that Landlord is diligently pursuing the receipt of the Prime Landlord Consent, then Landlord may, in its sole discretion, elect to continue pursuit of the Prime Landlord Consent for up to two (2) consecutive thirty (30) day periods by delivery written notice to Tenant, whereby the Consent Period shall be extended. If at the end of the Consent Period, as extended, Landlord is unsuccessful in obtaining the Prime Landlord Consent, then unless an extension is otherwise expressly agreed in writing by Landlord and Tenant, Tenant shall have the right to terminate the Lease, and the parties shall thereafter be released from any further obligations under this Lease except for the obligations which expressly survive termination. Further, in the event that Prime Landlord sells or conveys its interest in the Prime Lease to another Person, Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement executed by the new “Prime Landlord” but failure of Landlord to secure the Prime Landlord non-disturbance agreement shall not be a breach of this Lease. The parties agree to work together in good faith with the Prime Landlord to obtain a Prime Landlord Consent that is reasonably acceptable to Landlord and Tenant.

SECTION 1.03.    TERM AND OPTIONS.

Subsection 1.03.1    Term of Lease. This Lease shall be effective as of the date of delivery of the Prime Landlord Consent by the Prime Landlord (the “Effective Date”). The Term of this Lease (the “Term”) shall be for a period of forty (40) years commencing on the Effective Date and terminating four hundred eighty (480) months thereafter (the “Termination Date”), unless extended, as set forth below.

Subsection 1.03.2    Option to Extend. Landlord hereby grants Tenant the option to renew (the “Renewal Option”) the base Term for two (2) additional terms of five (5) years each (each a “Renewal Term”), commencing as of the date immediately following the expiration of the then current Term, such option to be subject to the covenants and conditions hereinafter set forth. Notwithstanding the foregoing, in no event shall the Renewal Term extend beyond the term of the Prime Lease. Tenant shall give Landlord written notice of Tenant’s election to exercise each Renewal Option not later than eighteen (18) months prior to the expiration of the then current Term (“Renewal Notice”). If Tenant fails to exercise any Renewal Option by the required deadline, but subsequently notifies Landlord of its desire to exercise such Renewal Option, then Landlord may, at its sole option, accept or reject Tenant’s request to extend the Term for the Renewal Term in question. Tenant shall not be permitted to exercise a Renewal Option if Tenant is in default under this Lease beyond the expiration of applicable cure periods at the time Tenant exercises the Renewal Option or at the commencement of the Renewal Term. The covenants and conditions of this Lease in force during the base Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term, except for the following: (i) the Phase I Base Rent and, if applicable, Phase II Base Rent shall increase by the rate of three (3%) percent per annum during the Renewal Term, and (ii) the “Term” for purposes of this Lease shall include the respective Renewal Term properly exercised.

Subsection 1.03.3    Option to Terminate. Landlord shall use diligent and good faith efforts to obtain a waiver from Prime Landlord so that Tenant is exempted from the requirement to pay Responsible Wages per section 2-11.16 of the County Code for construction work performed on the Property by Landlord (the “Waiver”) within one twenty (120) days following the Execution Date (“Termination Option Period”). For the avoidance of doubt, the Waiver is not meant to address improvements that Tenant may perform and seek grant money to fund. If the Waiver is not received on or before the expiration of Termination Option Period, or if Landlord notifies Tenant in writing prior to the expiration of the Termination Option Period that the Waiver has been denied by the Prime Landlord, then no later than fifteen (15) days following the earlier of the foregoing conditions to occur, Tenant shall have the right to terminate this Lease. If Tenant fails to notify Landlord in writing of its election to terminate this Lease within said time period, then this contingency shall be deemed satisfied and the Lease shall continue, time being of the essence. If Tenant elects to terminate this Lease as provided above, the parties shall thereafter be released from any further obligations under this Lease except for the obligations which expressly survive termination, which shall include, without limitation, Landlord’s obligation to reimburse Tenant for any payment of its share of Aviation Annual Land Rent (as defined in Section 4.01(A) of the Prime Lease) made by Tenant during the Termination Option Period.

SECTION 1.04.    USE OF PROPERTY.

Subsection 1.04.1    Use of the Property. Tenant shall use the Property for the purpose of operating aircraft hangar facilities and ancillary uses, (the “Permitted Use”) in compliance with Article 3 of the Prime Lease, Applicable Laws (as defined below) and the fueling limitations set forth in that certain Non-Competition Agreement in favor of Atlantic Aviation-Florida, Inc., a copy of which is attached hereto and incorporated herein by reference as Schedule 1.04.1.

Subsection 1.04.2    Licenses and Permits. Tenant shall promptly apply for all licenses and permits required by the Governing Authorities having jurisdiction over the Property under Applicable Law for the construction of the Improvements, in accordance with the construction timeline attached hereto as Schedule 1.05.2, and Landlord shall not be liable or responsible for any part thereof. Prior to commencement of business operations from the Property, Tenant shall obtain all licenses and permits required by the Governing Authorities having jurisdiction over the Property under Applicable Law for the operation of the Permitted Use from the Premises during the continuance of the Term of this Lease, or any Renewal thereof, and Landlord shall not be liable or responsible for any part thereof. Tenant shall deliver to Landlord copies of such licenses and permits, prior to the commencement of construction of the Improvements, and prior to the commencement of business from the Premises, and/or upon Landlord’s request.

SECTION 1.05.    IMPROVEMENTS

Subsection 1.05.1    Improvements to the Property. Tenant shall be responsible for the administration of the design, development and construction of the Improvements. The Improvements shall consist of no less than five (5) aviation hangars and related improvements on the Phase I Property, and if Tenant exercises the Expansion Option, no less than five (5) aviation hangars and related improvements on the Phase II Property (collectively, the “Facility”). Tenant shall have a period of 24 months following the Effective Date (subject to Force Majeure) for Completion of Construction (as the term is defined in the Prime Lease) of the Improvements on the Phase I Property (the “Phase I Improvements”). Promptly upon receipt of the building permit, but in no event beyond the deadline set forth in Schedule 1.05.2, Tenant shall promptly commence and diligently pursue construction of the Phase I Improvements without undue delay. On a semiannual basis, Tenant shall provide Landlord with a construction status report. Tenant will comply with all Applicable Laws pertaining to the construction of the Improvements, inclusive of the Facility, including by way of example and not limitation, the Miami-Dade County Aviation Department requirements and the FAA rules and regulations. Tenant commits that the amounts expended in connection with the Phase I Improvements will be no less than $8,500,000.00, which costs and expenses may include, without limitation, the following: all capital contributions, mortgage contributions, if any, fees paid to architects, engineers and consultants, cost of construction, costs of construction bonds, development fees, interest paid during construction, legal fees directly related to this Lease and the Improvements, impact fees, concurrency fees, and grant monies, but expressly excluding the cost of equipment, trade fixtures or movable furnishings. If Tenant exercises the Expansion Option, Tenant shall have a period of 48 months following the Effective Date (subject to Force Majeure) for Completion of Construction (as the term is defined in the Prime Lease) of the Improvements on the Phase II Property (the “Phase II Improvements”). Tenant commits that the amounts expended in connection with the Phase II Improvements will be no less than $6,000,000.00, which costs and expenses may include, without limitation, the following: all capital contributions, mortgage contributions, if any, fees paid to architects, engineers and consultants, cost of construction, costs of construction bonds, development fees, interest paid during construction, legal fees directly related to this Lease and the Improvements, impact fees, concurrency fees, and grant monies, but expressly excluding the cost of equipment, trade fixtures or movable furnishings.

Tenant shall submit to the Landlord for its approval, such approval not to be unreasonably withheld, conditioned or delayed, a site plan and complete plans and specifications for the Improvements described on Exhibit “B” (collectively the “Tenant’s Plans”), provided that it shall be reasonable for Landlord to withhold its consent if the site plan does not provide access from the Phase II Property to the westerm boundary of the Bravo taxiway in the event Tenant does not exercise the Expansion Option. Such access shall be available to Landlord its successors and assigns, agents, contractors, sublessees, licenses and invitees on a non-exclusive basis available 24 hours a day/7 day a week/365(366) days a year, and be configured to allow for the unhampered movement of an aircraft equal to the size of The Bombardier Global 7000, or any iteration of same. Tenant’s Plans shall be certified by an architect or engineer licensed to practice in the State of Florida. Landlord agrees to review and approve Tenant’s Plans in a timely manner. If Landlord fails to respond within ten (10) days, then Tenant shall provide a written reminder notice to Landlord which shall specify that Landlord has an additional five (5) Business Days to approve and/or disapprove Tenant’s Plans, which reminder notice shall include a legend at the top of the first page in a type face twice the size than that used elsewhere in the reminder notice indicating that Landlord is to provide its response within five (5) Business Days of its receipt of the reminder notice. If Landlord fails to respond to Tenant within said five (5)-Business Day period, then Tenant’s Plans shall be deemed approved. In the event of a disapproval, Landlord shall specify with particularity the reasons for such disapproval. In such case, Tenant shall as expeditiously as is reasonable given the circumstances, address the grounds for disapproval by revising Tenant’s Plans. Any resubmission shall be subject to review and approval in accordance with the procedure hereinabove provided for an original submission. Approval by Landlord of Tenant’s Plans shall not be a representation or warranty of Landlord that such plans are adequate for any use, purpose, or condition, or that said plans comply with any applicable code, but shall merely be the consent of Landlord to the performance of the work as shown in Tenant’s Plans. Landlord shall reasonably cooperate with Tenant in connection with the construction of the Improvements, including, but not limited to, by executing any permit applications if required by applicable law.

Within twenty (20) days following the Completion of Construction of the Improvements, Tenant shall deliver to each of MDAD and Landlord, one complete set of “as built” drawings, including all pertinent shop and working drawings, copies of warranties, guarantees and manuals, and copies of all release of contractor liens.

Subsection 1.05.2    Payment and Performance Bond. Prior to entering into any construction contract for the initial construction of the Improvements or the restoration of the entirety of the Improvements on the Property, Tenant shall require its contractor(s) to execute (i) a completion guaranty, (ii) an unconditional payment and performance bond in the full amount of the of the cost of the contracts for the completion of the Improvements, in form and content acceptable to Landlord and MDAD from a surety insurer authorized to do business in the State of Florida or (iii) an alternative form of security reasonably acceptable to Landlord.

SECTION 1.06.    CONSTRUCTION LIENS. All persons and entities contracting or otherwise dealing with Tenant relative to the Premises are hereby placed on notice of the provisions of this Section in accordance with the requirements set forth in Section 713.10, Florida Statutes. The Tenant shall not do or suffer anything to be done whereby the land and building of which the Premises are a part may be encumbered by any construction lien, and shall, whenever and as often as any construction lien is filed against the Property and Improvements purporting to be for labor or materials furnished or to be furnished to the Tenant, discharge the same of record within thirty (30) days after Tenant receives notice thereof. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of the Landlord in and to the land and building of which the Premises herein demised are a part.

SECTION 1.07.    HOLDING OVER. The failure of Tenant to surrender the Premises on the termination of the Term (including any Renewal Term), and the subsequent holding over by Tenant, without the consent of Landlord, shall result in the creation of a tenancy at will at a monthly rental of two times the monthly Rent, which shall be payable on the first day of each month in which the Tenant holds over. Landlord shall be entitled to recover from Tenant any and all substantiated damages, including, without limitation, all costs, expenses, attorneys’ fees, and lost rents incurred by Landlord, including without limitation, any claim for damages made by a proposed succeeding tenant, as a result of Tenant’s failure to deliver possession of the Premises to Landlord as required under this Lease.

SECTION 1.08.    RENT AND ADJUSTMENTS.

Subsection 1.08.1    County Rent.

(a)    Commencing on the Effective Date, Landlord and Tenant agree that Tenant shall be obligated to pay fifty percent (50%) of its share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) based on the square footage of the Phase I Property as of the Effective Date of this Lease for such Phase I Property, and said monthly installment of such share of Aviation Annual Land Rent is estimated to be $5,360.79 (based on the following calculation: fifty percent (50%) of $0.26 per square foot multiplied by 494,842 square feet, which Phase I Property square footage may be adjusted based on the Survey), together with all applicable sales taxes thereon, in advance and without demand, set off or deduction, which monthly installment shall adjust in accordance with Section 4.01 (A) of the Prime Lease.

(b)    Commencing on the date that is the earlier of (i) the Date of Beneficial Occupancy (as defined in Section 1.20 of the Prime Lease) of the Phase I Improvements and (ii) the date that is last day of the twenty-four (24) month period following the Effective Date (the “Phase I Rent Commencement Date”, Landlord and Tenant agree that Tenant shall be obligated to pay 100 percent (100%) of its share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) based on the square footage of the Phase I Property as of such Phase I Rent Commencement Date for such Phase I Property, together with all applicable sales taxes thereon, in advance and without demand, set off or deduction, which monthly installment shall adjust in accordance with Section 4.01 (A) of the Prime Lease.

(c)    Commencing on the Exercise Date, Landlord and Tenant agree that Tenant shall be obligated to pay fifty percent (50%) of its share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) based on the square footage of the Phase II Property as of the Exercise Date for such Phase II Property, and said monthly installment of such share of Aviation Annual Land Rent is estimated to be $3,897.90 (based on the following calculation: fifty percent (50%) of $0.26 per square foot multiplied by 359,806 square feet, which square footage may be adjusted based on the Survey), together with all applicable sales taxes thereon, in advance and without demand, set off or deduction, which monthly installment shall adjust in accordance with Section 4.01 (A) of the Prime Lease.

(d)    Commencing on the date that is the earlier of (i) the Date of Beneficial Occupancy (as defined in Section 1.20 of the Prime Lease) of the Phase II Improvements and (ii) the date that is last day of the forty-eight (48) month period following the Effective Date (the “Phase II Rent Commencement Date”, Landlord and Tenant agree that Tenant shall be obligated to pay 100 percent (100%) of its share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) based on the square footage of the Phase II Property as of such Phase II Rent Commencement Date for such Phase II Property, together with all applicable sales taxes thereon, in advance and without demand, set off or deduction, which monthly installment shall adjust in accordance with Section 4.01 (A) of the Prime Lease.

(e)    Tenant will promptly pay all rentals and other charges and render all statements herein prescribed at the office of Landlord, or to such other person or corporation, or at such other place as shall be designated by Landlord in writing as set forth herein; and, if such payment date is not explicitly set forth herein, at least ten (10) days prior to the next ensuing rental payment date. Any payment not received by Landlord by its due date shall incur a “late charge” to compensate Landlord for its administrative expenses in connection with such late payment equal to one hundred dollars ($100.00). Further, Tenant shall pay Landlord interest on any amount delinquent more than 20 days at the same rate of interest charged under Section 4.07 of the Prime Lease for late payments (the “Default Rate”) until such delinquent payment is made.

Subsection 1.08.2    Base Rent.

(a)    Commencing on the Phase I Rent Commencement Date, monthly installments of base rent for the Phase I Property in the amounts set forth on Schedule 1.09.2 attached hereto and incorporated herein by reference (“Phase I Base Rent”) (together with all applicable sales taxes thereon) shall be payable in advance on the first (1st) day of each and every month, without demand, set off or deduction.

(b)    Commencing on the Phase II Rent Commencement Date, monthly installments of base rent for the Phase II Property in the amounts set forth on Schedule 1.09.2 attached hereto and incorporated herein by reference (“Phase II Base Rent”, and together with the Phase I Base Rent, the “Base Rent”) (together with all applicable sales taxes thereon) shall be payable in advance on the first (1st) day of each and every month, without demand, set off or deduction.

(c)    Base Rent shall be subject to the same “late charge” assessed against any share of Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease) and interest on any amount delinquent more than 20 days shall accrue interest at the Default Rate until such delinquent payment is made. When rental payments are delivered by Tenant through the mails, Tenant shall mail such payments sufficiently in advance so that the Landlord will receive the payments on or before the first day of the calendar month (or on or before the due date in the event the due date is other than the first day of a calendar month). If Landlord shall pay any moneys, or incur any expenses in correction of any violation of any covenant or of any other obligation of Tenant either set forth or implied herein, the amounts so paid or incurred shall, at Landlord’s option and on notice to Tenant, be considered Additional Rent payable by Tenant and may be collected or enforced as by law provided in respect to rentals. TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD, ABATE OR OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY WAIVES AND RELEASES ANY AND ALL STATUTORY RIGHTS AND OFFSET RIGHTS TO THE CONTRARY, IF ANY, UNLESS CAUSED BY LANDLORD’S NEGLIGENCE.

Subsection 1.08.3    Pro-Rata Rent Payments. Rent payments made by Tenant hereunder shall be prorated for any partial months during the Term hereof, as same may be extended.

Subsection 1.08.4    Intentionally Deleted.

Subsection 1.08.5    Improvement Rents. In connection with Tenant’s obligations to pay Improvement Rent hereunder, as set forth in Section 4.02 (B) of the Prime Lease, Tenant and Landlord have confirmed to their satisfaction that for the purposes of calculating “Improvement Rent” as set forth in the Prime Lease Section 4.02 (B), which is established by multiplying “Gross Revenues realized by Tenant”, that such Gross Revenues refer to rent collected by Landlord from Tenant, and that the gross revenues of Tenant from its operations of the Improvements will not be used in the calculation of Improvement Rent nor shall such revenue be otherwise used to establish or increase any rent under this Lease. Landlord agrees to assist Tenant, at no cost to Landlord, in obtaining such confirmation from MDAD.

SECTION 1.09.    PURCHASE OPTION. Tenant shall have a one-time option, to be exercised at any time during the first forty (40) months of the Term, by Tenant or any Affiliate of to purchase Landlord’s interest in the Premises (“Purchase Option”) by delivering a written notice to Landlord (the “Purchase Notice”). The terms of the Purchase Option are set forth on Schedule 1.09 attached hereto and incorporated herein by reference.

ARTICLE 2
TENANT OBLIGATIONS

SECTION 2.01.    COMPLIANCE WITH ALL LAWS. Tenant agrees that in connection with all its development, construction, operation, and any other activities upon the Premises, Tenant, at its sole cost and expense, shall comply with and shall cause all of its employees, vendors, contractors, licensees, sub-subtenants, customers, guests and agents to comply with (i) any and all matters that may be set forth in the public records of Miami-Dade County, Florida applicable to the Premises, (ii) all restrictions, regulations, codes, laws, requirements, rules, statutes, conditions, decisions, ordinances, orders and any other such promulgation, together with any amendments and additions thereto, and, further together with judicial or administrative interpretation of any of the foregoing, including any judicial or administrative orders or judgments, including without limitation the Americans With Disabilities Act of 1990 (as amended) (collectively, the “Applicable Law”), of any and all federal, state, county, municipal and other governmental or quasi-governmental agencies, authorities, offices, commissions, boards and departments, including the Miami-Dade County Aviation Department (“MDAD”), or any instrumentality of any of them, having or claiming jurisdiction over the matter at issue or the Property, (individually a “Governing Authority” or collectively the “Governing Authorities”), as the same may be in force whether at the execution hereof or during its Term; and (iii) all requirements set forth in this Lease.

SECTION 2.02.    UTILITIES. Tenant shall be responsible for the connection of all utilities to the Improvements and for the provision of phone, internet, electricity, water, sewer, solid waste, heat, gas, or any other utility or service consumed in connection with the occupancy of the Property by Tenant. Installations and all work performed by Tenant or at its direction shall be in accordance with Applicable Laws and this Lease and in a good, workmanlike and lien free manner. Tenant shall be responsible for payment of any hook-up and/or connection fees and any impact fees associated with these utilities. Any utility extensions required by Tenant for the Improvements on the Property shall be at Tenant’s sole cost.

Tenant shall not have the right to grant any easements, rights of way, and licenses required by any public or quasi-public utility company with respect to the construction, operation and use of the Improvements. Landlord and/or the County, as applicable, shall execute any commercially reasonable instrument that a public or quasi-public utility company may reasonably request or require from Landlord and/or the County; provided, however, that in each case such easement, right of way or license (i) does not impair the value, utility and remaining usefulness of the Airpark, (ii) is reasonably necessary in connection with the construction, operation or use of the Improvements, and (iii) does not cause the Property or any portion thereof to fail to comply with Applicable Law.

SECTION 2.03.    SIGNAGE AND NAMING OF FACILITY. Tenant shall have the right to name the Facility and install any and all signage on the Premises that it deems appropriate so long that said signage is permitted under Applicable Law and further provided that Tenant has obtained Landlord’s prior approval for said signage, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 3
REPAIRS AND MAINTENANCE

SECTION 3.01.    REPAIRS AND MAINTENANCE OF THE PREMISES. Landlord shall not be obligated to maintain the Property or the Improvements thereon during the Term (including any Renewal Term) unless required due to the gross negligence or willful act of Landlord. Tenant agrees, at its sole cost and expense, to maintain, and perform all required repairs and/or replacements of all of the Improvements (including other improvements made by Tenant as provided herein), including without limitation the landscaped, grass, paved areas any parking and service areas in a good state of repair and to keep the Premises in a clean, neat, safe and orderly condition as required under the Minimum Standards for Conducting Commercial Aeronautical Activities, which are attached hereto as Exhibit “E”, and Applicable Law. Without limiting the coverage of the previous sentence, it is understood that Tenant’s responsibilities therein include the repair and replacement of, the roof, structural components, building systems, including by way of example and not limitation, lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and on the Premises. Tenant agrees not to commit, or suffer to be committed, any waste upon the Property. There shall be no excavation of the Property other than what is required for the construction of the Improvements.

SECTION 3.02.    INDEMNIFICATION BY TENANT. If any repairs required to be made by Tenant hereunder are not made within thirty (30) days after written notice delivered to Tenant by Landlord, provided that if the required repair is of such a nature that it cannot be remedied within thirty (30) days, and Tenant promptly commences to perform such repair within such thirty (30) day period and thereafter diligently prosecutes such repair, then such thirty (30) day period shall be extended for a period of time as may be reasonably necessary for such repair to be completed but in no event shall Tenant be allotted with more than an additional ninety (90) days, or Landlord may at its option make such repairs; and Tenant shall pay to Landlord upon demand, as additional rent hereunder, the actual and substantiated third party cost of such repairs, together with interest at the Default Rate, which interest shall start accruing on the tenth (10th ) day after Landlord’s demand until such amount is paid to Landlord.

ARTICLE 4
ADDITIONAL RENT

The term “Real Estate Taxes” “means all general and special real estate taxes (including taxes on Tenant’s personal property (e.g. movable furniture, furnishings, equipment, movable trade fixtures, and inventory), sales taxes, use taxes, and the like), payments, assessments, municipal water and sewer rents, rates and charges, excises, levies, license and permit fees, fines, penalties and other governmental charges and any interest or costs with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that during and/or applicable to the Term or any part of it, may be assessed, levied, imposed upon, or become due and payable out of or in respect of, or charged with respect to or become a lien on the Property or Premises (if the Premises are assessed as a separate tax parcel), or the sidewalks or streets in front of or adjoining the Premises, or any vault, passageway or space in, over or under such sidewalk or street, or any other appurtenances of the Premises, or any of Tenant’s personal property or other facility used in the operation thereof, or the rent or income received therefrom, or any use or occupancy thereof. “Real Estate Taxes” shall not, however, include any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee, of Landlord. If at any time during the Term the method of taxation prevailing at the Effective Date shall be altered so that any new tax, assessment, levy (including any municipal, state or federal levy), imposition, or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Premises, then all such new taxes, assessments, levies, Real Estate Taxes, or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term “Real Estate Taxes”.

SECTION 4.01.    REAL ESTATE TAXES. Tenant’s share of the Real Estate Taxes shall be determined by multiplying such taxes or assessments (as set forth in the entire tax bill for the Airpark) by a fraction, the numerator of which shall be the total assessed value of the Premises, as determined by the applicable property appraiser, and the denominator of which shall be the total assessed value of the entire Airpark, also as determined by the applicable property appraiser and included in the tax bill. Landlord shall provide such computation of Tenant’s share of Real Estate Taxes to Tenant in writing, together with a copy of the applicable tax bill, and Tenant covenants and warrants to timely deliver to Landlord Tenant’s share of Real Estate Taxes no later than thirty (30) days after its receipt of Landlord’s computation of Tenant’s share of Real Estate Taxes for the applicable year. Payment of any Real Estate Taxes by Tenant pursuant to this section is subject to Tenant providing documentation proving and supporting any applicable exemption. Further, to the extent Landlord benefits from abatements, holidays or other reductions in Real Estate Taxes related to the Property during the Term of this Lease, such abatements, holidays and other reductions will be passed on to Tenant as applicable.

SECTION 4.02.    SOLID WASTE FEES. Tenant shall pay all solid waste fees assessed against the Property by the appropriate Governmental Authority as a result of Tenant’s occupancy or use of the Property pursuant to this Lease, whether the billing is addressed to Landlord or Tenant.

SECTION 4.03.    STORMWATER FEES. Tenant shall pay all stormwater fees assessed against the Property by the appropriate Governmental Authority as a result of Tenant’s occupancy or use of the Property pursuant to this Lease, whether the billing is addressed to Landlord or Tenant.

SECTION 4.04.    EMERGENCY AMBULANCE FEES. Tenant shall pay all emergency ambulance fees assessed against the Property by the appropriate Governmental Authority as a result of Tenant’s occupancy or use of the Property pursuant to this Lease, whether the billing is addressed to Landlord or Tenant.

SECTION 4.05.    OTHER TAXES AND FEES. Tenant shall pay, before delinquency, as a result of Tenant’s occupancy or use of the Property pursuant to this Lease, according to the method hereinabove described, any and all taxes, fees, or assessments that may be levied and not known at this time. Notwithstanding the foregoing, Tenant shall not be obligated to pay any such taxes, fees or assessments for which Tenant is exempt to the extent of such exemption, provided Landlord is not otherwise required to make payment to any Government Authorities for such amount.

ARTICLE 5
INSURANCE AND INDEMNITY

SECTION 5.01.    LIABILITY INSURANCE. In addition to such insurances as may be required by law, Tenant shall maintain, without lapse, for so long as it occupies the Property and Improvements, the following insurance:

(a)    Commercial General Liability Insurance or Aviation General Liability Insurance, including Contractual Liability, to cover the Premises, Tenant’s property and Improvements and operations, in an amount not less than $2,000,000 combined single limit per occurrence and $4,000,000 in the aggregate for bodily injury and property damage. Such coverages may be satisfied through a combination of primary and umbrella/excess policies. Landlord must be shown as an additional insured with respect to this coverage. In the event that Tenant’s available coverage falls below the per occurrence amount shown above, Tenant shall immediately secure a new certificate of insurance evidencing the required coverage.

(b)    Intentionally Omitted.

(c)    Workers’ Compensation & Employers Liability – Workers’ Compensation - as required by Florida Statute. Employers Liability - - $1,000,000 Each Accident, $1,000,000 Disease Each Employee, $1,000,000 Disease Policy Limit, minimum.

(d)    Automobile Liability Insurance covering all owned, non-owned and hired vehicles (including ground or mobile equipment) used by Tenant in connection with its operations under this Lease in an amount not less than:

(i)    $1,000,000 combined single limit per occurrence for bodily injury and property damage covering all vehicles and ground and mobile equipment used by Tenant in connection with the Permitted Use.

(ii)    $1,000,000 combined single limit per occurrence for bodily injury and property damage covering such vehicles and ground and mobile equipment used by Tenant while off the Airport.

Such coverages may be satisfied through a combination of primary and umbrella/excess policies.

SECTION 5.02.    PROPERTY INSURANCE.

(a)    Hazard Insurance and Builder’s Risk Insurance: Tenant, at its sole cost and expense, throughout the term shall keep the Improvements insured on an “All Risk” basis in an amount not less than 100% of the full replacement value of the Improvements against loss or damage (in excess of a reasonable per occurrence deductible amount, which shall not exceed $100,000.00 or as mutually agreed to by the Parties, which shall be the responsibility of Tenant) by fire, lightning, tornado, hurricane, windstorm, hail, flood, earthquake, explosion, riot, riot attending strike, civil commotion, vandalism and malicious mischief, sprinklers and sprinkler leakage, aircraft, vehicles and smoke, or any other casualty in an amount not less than 100% of the full replacement value of the Improvements and include Business Interruption Insurance, with a limit, at a minimum, sufficient to continue making rent payments. Any deficiency in the amount of the proceeds from such property insurance resulting from a failure by Tenant to re-establish the full replacement value of the Improvements shall be the sole responsibility of Tenant. Landlord and Prime Landlord shall be shown on the policies as a loss payee, as its interest is established by this Lease. During the period of any construction on the Premises, Tenant, at its sole cost and expense, shall obtain All Risk builder’s risk insurance, in amount(s) not less than 100% of the insurable value of the improvements and/or structure(s) under construction to cover all insurable risks during the period of construction. Landlord and Prime Landlord shall be shown on the policies as a loss payee, as its interest is established by this Lease.

SECTION 5.03.    ENVIRONMENTAL INSURANCE.

(a)    Pollution and Remediation Legal Liability insurance covering third party claims, remediation expenses and legal defense expenses arising from on-site and off-site loss or expense or claim related to the release or threatened release of hazardous materials in an amount not less than $2,000,000 Each Pollution Condition/Aggregate.

(b)    Contractors Pollution Liability & Remediation Coverage - In an amount not less than $2,000,000 Each Pollution Condition/Aggregate – during any construction.

SECTION 5.04.    INSURANCE CERTIFICATES AND REQUIREMENTS. Upon the Effective Date and annually thereafter, Tenant shall furnish or cause to be furnished certificates of insurance to Landlord which certificates shall clearly indicate that:

(a)    Tenant has obtained insurance in the types, amounts and classifications as required for strict compliance with this Lease;

(b)    To the extent obtainable at commercially reasonable rates, each policy shall provide cancellation notification provisions specifying at least thirty (30) days advance written notice of cancellation to Landlord and Prime Landlord.

(c)    Landlord and Prime Landlord are named as additional insureds with respect to Tenant’s commercial general liability policies, Automobile policies, and Environmental policies;

(d)    Each policy where Landlord and Prime Landlord are named as additional insureds shall be Primary & Non- Contributory with any insurance maintained by Landlord and Prime Landlord;

(e)    Each policy shall provide a Waiver of Subrogation in favor of Landlord and Prime Landlord, except to the extent caused by Landlord’s or Prime Landlord’s gross negligence or willful misconduct;

(f)    On said insurance certificates, liability coverage shall include contractual liability and notification of cancellation.

The insurance required to be carried by Tenant pursuant to the provisions of this Article 5 may be satisfied through policies of insurance carried by Tenant’s contractors or subcontractors, provided that if such contractor or subcontractor does not carry any such policy in the amount required pursuant to the provisions of this Article 5, Tenant shall carry policies in the amounts necessary to address such deficiency.

Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, in addition to all other rights and remedies provided herein, to procure the same and Tenant shall pay the cost thereof as Rent promptly upon Landlord’s demand.

SECTION 5.05.    WAIVERS OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive any and all rights of subrogation for themselves and any insurer against each other, their respective agents, officers and employees for any loss or damage that may occur to the Premises, and to all property, whether real, personal or mixed, located in or at the Premises or the Building, by reason of any peril to be insured under this Lease regardless of cause or origin, including negligence of the parties hereto, their respective agents, officers and employees, except to the extent caused by Landlord’s or Tenant’s gross negligence or willful misconduct. Since the above mutual waiver will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which had issued to it property insurance policies, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of such coverage by reason of said waivers.

SECTION 5.06.    PERSONAL PROPERTY. Any personal property of Tenant or of others placed on the Property shall be at the sole risk of Tenant or the owners thereof, and Landlord shall not be liable for any loss or damage, except to the extent such loss or damage was caused by the gross negligence or willful misconduct of the Landlord. Tenant shall pay for any and all damage to the Premises resulting from the activities or use of the Premises by the Tenant or Tenant’s employees, agents, contractors, members, licensees, or invitees. Any property owned by Tenant and brought onto the Premises shall be at the sole risk of Tenant. By signing this Lease, the Tenant agrees that upon surrender or abandonment of the Premises, as defined by the Florida Statutes, the Landlord shall not be liable or responsible for the storage or disposition of the Tenant’s personal property.

Subsection 5.06.1    Tenant’s Right to Remove Personal Property. So long as Tenant is not in default hereunder, on or before the expiration or other early termination of this Lease, Tenant shall have the right to remove all of its fixtures, equipment, personal property and other property from the Improvements which are customarily deemed to be removable (i.e., which are not permanently affixed to the Improvements), provided that Tenant repairs any and all damage caused to the Improvements by the removal of said personal property.

SECTION 5.07.    INDEMNITY. Subject to the terms of Section 5.05, Tenant shall indemnify and hold harmless Prime Landlord, Landlord, together with each parties’ respective officers, employees, agents and instrumentalities from any and all liability, losses or damages, including attorneys’ fees and costs of defense, that Landlord or its officers, employees, agents or instrumentalities may incur as a result of claims, demands, suits, causes of action or proceedings of any kind or nature for loss of life, bodily injury, personal injury and/or damage to property occurring in or about the Property or outside the Property but within the Airpark, to the extent caused by Tenant or its employees, agents, servants, partners, principals, contractors, subcontractors, sub-tenants, or invitees, except to the extent caused by Landlord’s negligence or willful misconduct.  Tenant expressly understands and agrees that any insurance protection required by this Lease or otherwise provided by Tenant shall in no way limit the responsibility to indemnify, keep and save harmless and defend Prime Landlord, Landlord, together with each parties’ respective officers, employees, agents, and instrumentalities as herein provided.  The obligations of Tenant hereunder shall survive the termination of this Lease.

ARTICLE 6
SECURITY

SECTION 6.01.    SECURITY. Tenant, at its expense, shall observe and comply with all applicable security requirements of (i) all governmental agencies having jurisdiction over such matters, including, but not limited to the Transportation Security Administration (“TSA”), the Miami-Dade County Aviation Department, and the Federal Aviation Administration (“FAA”), and (ii) applicable FAA Regulations and the prevailing Airport Security Program. Tenant shall take such steps as may be reasonably necessary or as may be directed by the Prime Landlord to ensure that all of Tenant’s employees and agents observe these requirements.

If Landlord and/or the Prime Landlord incur any fines and/or penalties imposed by the TSA or the FAA, or otherwise incur any expense in enforcing federal regulations and/or the Airport Security Program, as a result of the acts or omissions (where there is a duty to act) of Tenant or Tenant’s agents, Tenant agrees to pay and/or reimburse all such fines and penalties, as well as any reasonable costs and expenses related thereto upon demand. Tenant further agrees to promptly following notice rectify any security deficiency caused by the acts or omissions of Tenant or Tenant’s agents. If Tenant fails to remedy any such security deficiency within the time period prescribed to do so by the controlling Governmental Agencies in charge of such matters, then Landlord may take whatever action it deems to be reasonably necessary to rectify any such security deficiency.

ARTICLE 7
DESTRUCTION OF PREMISES

In the event the Improvements, or any portion thereof, shall be destroyed or damaged by fire or other casualty during the Term of this Lease, Tenant shall give prompt notice thereof to Landlord; and, Tenant shall promptly commence and complete with due diligence (subject to Force Majeure), the restoration of the damaged or destroyed portion of the Improvements as nearly as reasonably practicable to the value and condition thereof immediately prior to such damage or destruction. In the event of such damage or destruction, the proceeds of all property insurance policies required hereunder shall be used to restore the Improvements to make it function for the Permitted Use. Depositary shall receive the proceeds of all property insurance policies for the Improvements. For purposes of this Article 7, “Depositary” shall mean the then existing Sub-leasehold Mortgagee and if no Sub-leasehold Mortgagee shall then exist, Depositary shall mean a national title insurance company. Tenant shall be obligated to provide any additional monies required to restore the Improvements to the condition immediately prior to such damage or destruction. Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of any Improvements. Notwithstanding any provision of this Lease to the contrary, if any damage or casualty to the Improvements shall occur during the five (5) years prior to the expiration of the Term, and the cost of restoring the Improvements shall exceed twenty (20%) percent of the replacement cost of the Improvements, Tenant shall have the right to terminate this Lease by written notice to Landlord given within sixty (60) days after the occurrence of such damage, provided that Tenant shall within forty-five (45) days of the damage demolish and remove all debris from the Property and assign to Landlord all excess insurance proceeds.

ARTICLE 8
CONDEMNATION

SECTION 8.01.    TOTAL CONDEMNATION. If the whole of the Premises shall be taken for any public or quasi-public use under any statute by right of eminent domain, this Lease and the term granted by it shall cease and expire on the date Tenant is deprived of possession pursuant to such taking. All rents and other charges shall be prorated and paid to that date, and Landlord shall refund to Tenant all rents and other charges paid by Tenant in respect of any periods subsequent to such date. Any condemnation award shall be allocated in accordance with Florida law and as provided in Section 12.12 (iv) of the Prime Lease, subject to the rights of a Sub-Leasehold Mortgagee, if any, as provided in an executed SNDRA (as defined below). The party whose award compensates it for removing all debris from, and/or in filling any substantial excavations in and returning the Premises to a level, safe and vacant condition shall be obligated to perform such work at its cost. A transfer by Landlord to any governmental unit or other authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article 8.

SECTION 8.02.    PARTIAL CONDEMNATION. If any part of the Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall, in the reasonable opinion of Tenant, render the Property unsuitable for the Permitted Use, then Tenant shall have the right to terminate this Lease by notice given to the other within sixty (60) days after the date that title vests in such proceeding, and all rentals and other charges shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the Permitted Use, then Tenant shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation (less the portion lost in the taking) and the Improvements to the extent necessary to constitute the portion of the Improvements not so taken as a complete architectural unit and this Lease shall continue in full force and effect except that Base Rent shall be reduced to the extent the same is reduced pursuant to the Prime Lease. The condemnation award, if any, shall be applied first for restoration. Tenant shall restore in the same manner as restoration upon Casualty. Any condemnation award remaining after restoration shall be allocated between the Landlord, Tenant in accordance with applicable Florida law, subject to the rights of a Subleasehold Mortgagee, if any, as provided in an executed SNDRA.

SECTION 8.03.    TEMPORARY CONDEMNATION. In the event of any taking of the Real Property or any part thereof for temporary use for a period of ninety (90) days or less, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award received by Landlord with respect to the period of the taking which is within the Term of this Lease, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to the surrendering possession of the Property, and, upon such payment, Tenant shall be excused from such obligations. Any temporary taking that lasts more than ninety (90) days shall be deemed a total taking and shall be governed by the provisions of Section 8.01 hereof

ARTICLE 9
DEFAULT BY TENANT

Each of the following events shall constitute a “Default” or “Event of Default” of this Lease by Tenant:

(a)    If Tenant shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

(b)    If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within twenty (20) days after the institution or appointment.

(c)    If Tenant fails to pay Rent or make any other payment required to be made by Tenant under this Lease which failure continues for ten (10) days after written notice of such non-payment is given to Tenant.

(d)    If Tenant fails to make the Phase I Improvements or Phase II Improvements by the applicable date set forth in Section 1.06.01 (subject to Force Majeure) and if such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or, if the performance cannot be reasonably had within the thirty (30) day period, Tenant shall not have commenced performance within said thirty (30) day period and shall not diligently and continuously proceed to completion of performance.

(e)    If Tenant shall fail to perform or comply with any of the conditions of this Lease other than the nonpayment of Rent, and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or, if the performance cannot be reasonably had within the thirty (30) day period, Tenant shall not have promptly commenced performance within said thirty (30) day period and shall not diligently and continuously proceed to completion of performance, but in no event shall said period extend beyond one hundred eighty (180) days, provided that the Prime Lease permits said cure period to be extended for the same length of time.

(f)    Tenant breaches any of the terms of the Prime Lease that are applicable to Tenant vis a vis this Lease, beyond the applicable cure period set forth above in subparagraph (e) above.

(g)    If Tenant makes a Transfer in violation of the terms of this Lease.

ARTICLE 10
REMEDIES OF LANDLORD

SECTION 10.01.    REMEDIES. Following the occurrence of a Default by Tenant, Landlord may, at any time thereafter, in addition to all remedies available to Landlord at law or equity or under any statute or ordinance, exercise any one or more of the following remedies, in its sole discretion:

(a)    Bring suit for the breach which has occurred without affecting the obligations of the parties to perform the balance of the Lease.

(b)    Reenter the Premises without being liable for damage therefor, and relet the Property, or any part thereof, or operate the same, with or without the Tenant’s furnishings, for the balance of the Term and receive rents at such rental and upon such terms and conditions as Landlord shall deem reasonable, including, without limitation, concessions of free rent. In no event shall the making of any alterations to and/or remodeling of the Premises operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord’s failure to re-let the Premises or in the event of such re-letting, Landlord’s failure to collect the Rent thereunder, shall not release or affect Tenant’s liability for damages hereunder, and Landlord in any event shall not be liable in any way whatsoever for said failures. Any sums received by Landlord on a re-letting shall belong to Landlord.

(c)    Terminate this Lease upon notice to Tenant without prejudice to its rights hereunder. No act by Landlord other than its giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to re-let the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease or Tenant’s right to possession of the Premises. In the event of such termination, all of the right, title, and interest of Tenant under this Lease, including any renewal privileges, shall end, and Tenant shall quit possession the Premises to Landlord.

(d)    Undertake and perform the obligations of Tenant under this Lease. All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such other act or obligation and/or in enforcing this Lease, including reasonable attorneys’ fees, together with interest thereon at the Default Rate, shall be payable to Landlord on demand and Tenant agrees to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of Default by Tenant in the payment of Rent. Tenant agrees to pay, and Landlord shall be entitled to recover, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys’ fees and costs, in connection with collection of Rent or any other sum due to Landlord hereunder or damages for enforcing other rights of Landlord in the event of a Default of this Lease by Tenant.

(e)    In the event of any Default or any threatened default by Tenant of any of the agreements, terms, covenants, or conditions contained in this Lease, Landlord shall be entitled to enjoin such Default or threatened default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise even if not specifically provided for in this Lease.

(f)    In the event Landlord institutes a distress for rent action and obtains a distress writ under then relevant sections of the Florida Statutes, Tenant expressly, knowingly, and voluntarily waives all constitutional, statutory, or common law bonding requirements, it being the intention of the parties that no bond will be required to be filed by Landlord in any distress action. Tenant further waives the right under Florida Statutes to replevy distrained property.

(g)    Notwithstanding anything in this Lease to the contrary, no provision of this Lease, including but not limited to those referencing a surrender of possession, nor any action of Landlord, is or will be construed as an acceptance by Landlord of Tenant’s offer of surrender or rescission of Tenant’s obligations under this Lease.

(h)    Landlord may apply the Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying a Default or to reimburse Landlord for expenditures made or damages suffered as a consequence of any Default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied to restore the Security Deposit to its original amount.

SECTION 10.02.    TENANT’S LIABILITY. If this Lease or Tenant’s possessory interest pursuant thereto is terminated by Landlord pursuant to this ARTICLE 10, Tenant shall remain liable for all Rent (including applicable Base Rent) due and all damages which Landlord sustained to the date of such termination, and in connection with renting the Premises to others from time to time.

If this Lease is terminated pursuant to this Article 10, Landlord shall attempt to relet the Premises or any part thereof, alone or together with other premises, for such period or periods (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions for free rent and alterations of the Premises) as Landlord, in its discretion, may determine, and Tenant’s obligations hereunder will be reduced by such reletting. Landlord shall be under no obligation to Tenant to take any action against any new tenant to enforce payment of any such rental, provided that all costs, including but not limited to attorneys’ fees, incurred by Landlord in reletting the Premises and enforcing payment of any such rental shall be deducted from amounts otherwise reimbursable to Tenant hereunder to the extent not recovered from such new tenant.

Suit or suits for the recovery of the deficiency or damages referred to in this Article for any installment or installments of Rent due hereunder, or for a sum equal to any such installment or installments, may be brought by Landlord all at once or from time to time at Landlord’s election, and nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have naturally expired had there been no such default by Tenant or no such termination.

The waiver by Landlord of any Event of Default or other breach of any term, condition or covenant herein contained shall not be a waiver of such term, condition or covenant, or any subsequent Event of Default or breach of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. The receipt by Landlord of Rent after an Event of Default or other breach of any term, condition or covenant herein contained, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver of forfeiture, or a waiver of the right of Landlord to terminate this Lease or to reenter said Property or to re-let the same. No delay on Landlord’s part in exercising any right, power or privilege under this Lease shall operate as a waiver of any such privilege, right or power.

ARTICLE 11
DEFAULT BY LANDLORD

If Landlord fails to perform any of its covenants, agreements or other obligations under this Lease, and such failure continues for a period of thirty (30) days after receipt by Landlord of written notice of such failure, or in the event of emergency promptly after written notice, then Tenant shall have the right (but not the obligation) to take such actions, and to expend such monies as is necessary and appropriate to perform Landlord’s covenants, agreements or obligations and Landlord shall reimburse Tenant for the reasonable and actual third party costs expended by Tenant. If Landlord does not reimburse Tenant for such costs within thirty (30) days after receipt of an invoice and reasonable supporting documentation, Tenant shall have the right to set off the amount of such costs against the next due installments of Rent.

ARTICLE 12
REAL ESTATE COMMISSION

Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any claim for brokerage commissions or finder’s fee resulting from the indemnitor’s acts (including, without limitation, the cost of reasonable attorney’s fees in connection therewith).

ARTICLE 13
IDENTITY OF INTEREST

The execution of this Lease or the performance of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal and agent or of a partnership or of a joint venture, and the relationship between them shall be and remain only that of sublandlord and subtenant. It is understood and agreed that neither the method of computation of rentals, fees and charges, nor any other provisions contained herein, nor any acts of the Parties hereto create a relationship other than the relationship of landlord and tenant.

ARTICLE 14
NOTICES AND REPORTS

Except as otherwise authorized or allowed by statute, any notice, demand, request or other communication required or permitted be given under this Lease shall be in writing, signed by the party giving it or its authorized agent and conclusively deemed to have been properly given to and received and to be effective when sent by (i) personal delivery, or (ii) reputable overnight delivery service (such as Federal Express or UPS) with proof of delivery, or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) by email provided that any email notice also have one of the previous three (3) notice types sent within twenty-four (24) hours of the email notice unless recipient acknowledges receipt of such email in which case additional type of notice is not required), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of electronic transmission, as of the date of the electronic transmission provided that an original of such electronic must also sent to the intended addressee by one of the means described in clauses (i) through (iii) above. The respective addresses of the parties are as hereafter set forth:

Landlord:	AA ACQUISITIONS, LLC 15000 NW 44th Avenue Opa Locka, Florida 33054 Attention: Eric Greenwald and Leonard Abess E-mail: egreenwald@airsidepark.com E-Mail: leonard@thinklabventures.com

With a copy to:	Greenberg Traurig, P.A. 333 Avenue of the Americas Miami, Florida 33131 Attn: Ilene K. Kobert, Esq. E-Mail: koberti@gtlaw.com

Tenant:	Sky Harbour Opa Locka Airport, LLC 767 Fifth Ave. 21st Floor New York, New York 10153 Attention: Tal Keinan E-mail: tkeinan@skyharbour.group

With a copy to:	Herrick, Feinstein LLP Two Park Avenue New York, New York 10016 Attn: Patrick J. O’Sullivan, Esq. E-Mail: posullivan@herrick.com

Provided, however, that either party may designate a different address from time to time by giving to the other party notice in writing of the change. Rental payments to Landlord shall be made by Tenant at Landlord’s address provided above. Counsel for the parties set forth above may deliver or receive notice on behalf of the parties.

ARTICLE 15
NO RECORDING

The parties hereto agree that this Lease shall not be recorded in any public records. Simultaneously with the execution of this Lease, the parties shall execute a memorandum of lease in the form attached hereto as Exhibit “G”, which memorandum shall be recorded in the public records of Miami-Dade County, Florida by Tenant at its expense.

ARTICLE 16
ENTRY OF LANDLORD

Landlord and Prime Landlord may enter the Property and Improvements thereon, at all reasonable times with reasonable advance notice (not less than two (2) days, except in emergencies constituting an immediate threat to life or property), when no notice is required, and subject to Tenant’s security rules and regulations:

(a)    To inspect, test or protect said Property; or

(b)    To exhibit the said Property to any prospective purchaser when Tenant is in default of this Lease or has notified Landlord of intention to terminate this Lease or during the last twelve (12) months of the term of this Lease.

No authorized entry by Landlord or the County shall constitute an eviction of Tenant or a deprivation of its rights or alter the obligation of Landlord or create any right in Landlord and/or Prime Landlord adverse to the interest of Tenant hereunder, provided Landlord shall enter the Property and/or Improvements without causing a material and adverse effect on the Permitted Use.

ARTICLE 17
SURRENDER OF PREMISES AND OWNERSHIP OF IMPROVEMENTS AT LEASE EXPIRATION.

At the expiration of the Lease, all Improvements erected on the Property shall become the sole property of Landlord without any payment provided to Tenant and without any further documentation being required. Any and all trade fixtures, signs, moveable trailers, and other personal property placed on the Premises by Tenant shall remain Tenant’s sole property, and Tenant shall have the right to remove the same prior to expiration of the Lease, and any items of personal property purchased by Tenant with funding from the Landlord.

Notwithstanding anything to the contrary contained in the Lease, upon the termination of the Term, by lapse of time or otherwise, the Tenant shall surrender possession of the Premises in a condition comparable to the condition in which the Property is at the completion of the Improvements, reasonable wear and tear excepted, and shall surrender possession of all keys for the Premises to Landlord.

ARTICLE 18
QUIET ENJOYMENT

Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Property for the Term of this Lease.

ARTICLE 19
HEIGHT RESTRICTIONS

Tenant expressly agrees for itself, its successors and assigns, to restrict the height of structures, objects of natural growth and other obstructions on the Property to such a height so as to comply with Applicable Law, including the United States Federal Aviation Regulations, Part 77, as amended from time to time. Tenant expressly agrees for itself, its successors and assigns, to prevent any use of the Property by, through or under Tenant which would interfere with or adversely affect the operation or maintenance of the Airport, or otherwise constitute an airport hazard or violate Applicable Law.

Landlord reserves unto itself and the County, together with each respective parties’ successors and assigns, the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Property, together with the right to cause in such airspace such noise as may be permitted by Applicable Law and inherent in the operation of aircraft, now known or hereafter used, for navigation of or flight in the airspace, and for use of said airspace for landing on, taking off from, or the operation of, the Airport. Tenant acknowledges and agrees that such reservation shall not constitute a breach of quiet enjoyment or constitute constructive eviction under this Lease.

ARTICLE 20
NET LEASE

Except as may be expressly set forth in this Lease including with respect to the payment of Tenant’s share of the Aviation Annual Land Rent (as defined in Section 4.01 (A) of the Prime Lease), this Lease shall be “triple net” to Landlord. All additional costs, expenses, and obligations of every kind and nature relating to the Premises, directly, indirectly ratably or otherwise, that may accrue or become due during the Term or any Renewal Term shall be paid by Tenant, including by way of example and without limitation, all construction, maintenance, repair and restoration costs of the Improvements, all utilities and other services consumed or otherwise utilized by Tenant in the operation of the Permitted Use, all Real Estate Taxes, and any and all operating expenses of the Premises are collectively referred to herein as “Rent”. Further, Tenant shall pay when due any and all impact fees, concurrency fees, development fees, inspection fees, application fees and all other fees, charges or assessments of any kind or nature imposed by any Governmental Authority having jurisdiction over the Premises in connection with the review, approval, inspection, construction of the Improvements or occupation of the Premises by Tenant, including without limitation, all utility tap or connection fees, any required impact fees, and the costs of constructing any utility, drainage, roadway, or other system or improvement required in connection with the construction, use and occupancy of the permitted Improvements.

ARTICLE 21
WARRANTIES

Landlord warrants that upon commencement of the Term, the Property will be free and clear of all encumbrances except the Prime Lease, Real Estate Taxes for 2019 and subsequent years, and matters of record. Landlord represents to Tenant that (i) Landlord has the corporate authority to execute this Lease and that this Lease constitutes a valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, (ii) the Prime Lease is in full force and effect and Landlord has not received written notice from Prime Landlord of a default thereunder, (iii) Landlord is the holder of the tenant’s interest under the Prime Lease, (iv) Landlord has not subleased the Premises to another party, and (v) except as provided in the Recitals to this Lease, the Lease has not been amended or modified in any respect.

ARTICLE 22
ASSIGNMENT AND SUBLETTING

Prior to the completion of Phase I Improvements and the Phase II Improvements, if applicable, Tenant shall not assign this Lease, in whole or in part, nor sublet the entirety of the Premises to a single transferee, (individually or collectively, a “Transfer”), without first obtaining the written consent of the Landlord which consent may be given in Landlord’s sole discretion. Any such attempted Transfer shall be void and confer no rights upon any third person. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure. At least sixty (60) days prior to a Transfer, Tenant shall furnish Landlord with (a) all documents related to the Transfer; (b) all financial statements of the proposed transferee, including, but not limited to, the most recent income, balance sheet and changes in financial position statement (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the transferee’s chief financial officer; (c) any other relevant information that Landlord has theretofore reasonably requested regarding the proposed Transfer; and (d) a statement signed by an authorized officer of an assignee, in the case of an assignment, agreeing that the assignee will be liable for all obligations thereafter arising under this Lease. Within thirty (30) days from receipt of Tenant’s request for consent to the Transfer, Landlord shall respond to Tenant’s request, consenting to or withholding consent to such Transfer (and shall set forth the reason for any denial of consent in reasonable detail). Consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting and shall not constitute a release of the Tenant hereunder. Failure of Landlord to respond shall be deemed a denial of Landlord’s consent. Tenant agrees to reimburse Landlord upon demand for Landlord’s reasonable out-of-pocket costs and fees (including professional fees) not to exceed $5,000.00 for Landlord’s consideration of a Transfer, provided that said amount shall increase by three percent (3%) every five years. Notwithstanding the foregoing, after the completion of the Phase I Improvements and the Phase II Improvements, if applicable, if Tenant requests Landlord’s consent to a Transfer, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. Tenant may, without Landlord’s consent, Transfer this Lease, in its entirety, to an affiliated company that is wholly owned and controlled by Sky Harbour, LLC (an “Affiliate”) or in connection with the merger or consolidation of Tenant into or with another entity or the transfer of all or substantially all of Tenant’s assets or the sale of all or substantially all of the ownership interests in Tenant, provided the tangible net worth (as determined in accordance with generally accepted accounting principles consistently maintained) of the surviving entity of at least ten (10) times the then-current annual Base Rent and Improvement Rent as of the date of the transaction (a “Permitted Transfer”), provided that in the event that the surviving entity does not have such tangible net worth such surviving entity shall have the right to provide an alternative form of security deemed reasonably acceptable to Landlord, in its sole discretion. For the avoidance of doubt, Tenant shall not be permitted to partially assign or bifurcate this Lease. A Permitted Transfer is otherwise subject to and upon all of the terms, provisions and covenants of this Lease, and a Permitted Transferee must agree to continue to operate the Premises for the Permitted Use. Upon the assignment of this Lease (provided said assignment is after the completion of the Phase I Improvements and Phase II Improvements, if applicable), Tenant shall be released from all obligation under this Lease accruing from and after the date of such Transfer, so long as the Permitted Transferee assumes such obligations in writing and meets the above stated tangible net worth threshold. A fully executed copy of the assignment and assumption of Lease shall be delivered to Landlord within ten (10) days of such assignment. Except as otherwise expressly set forth herein, and except for a corporate Tenant whose stock is traded on a nationally recognized stock exchange, NASDAQ or over-the-counter market, a change of “Control” (as hereinafter defined) of Tenant, if Tenant is a corporation, or a change in the composition of persons owning any Controlling interest in any non-corporate Tenant shall be deemed an assignment for the purposes of this Article 22. As used herein, the term “Control”, “Controlled by”, “Controlling” or “under common Control with” shall mean, with respect to a corporation, (i) the ownership, directly or indirectly, of stock possessing, or the right to exercise, of at least 51% of the total combined voting power of all classes of the controlled corporation, issued, outstanding and entitled to vote for the election of directors, and with respect to a partnership or other business entity, the ownership, directly or indirectly, of at least 51% of all of the legal and equitable interests, or (ii) the ability effectively to control or direct the business decisions of such corporation or entity.

Nothing set forth in this Lease shall prohibit Tenant from subleasing or licensing portions of the Improvements.

ARTICLE 23
ENVIRONMENTAL REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION

SECTION 23.01.    ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES BY TENANT. Tenant covenants that from and after the Effective Date, subject to the provisions of 23.03(b), at Tenant’s sole expense, Tenant will: (a) comply with Environmental Law and, to the extent Environmental Law requires, clean up any Hazardous Substance Discharge (including making any required related submissions to, and deliver all information required by, and otherwise fully comply with all requirements of any Governmental Agency under Environmental Laws related to such Hazardous Substance Discharge) to the extent resulting from the actions of Tenant, its subtenants, and their respective agents, contractors, employees and invitees; (b) if any Governmental Agency requires any clean-up plan or clean-up because of a Hazardous Substances Discharge caused by Tenant, prepare and submit the required plans and any required financial assurances for such Hazardous Substances Discharge; (c) promptly and diligently carry out all such clean-up plans upon approval by Landlord and MDAD with respect to any Hazardous Substances Discharge caused by Tenant; (d) promptly commence and diligently conduct and complete the portion of the Remedial Action that affects the Premises with respect to any Hazardous Substances Discharge caused by Tenant.

SECTION 23.02.    ENVIRONMENTAL INDEMNIFICATION BY TENANT. Tenant hereby indemnifies and agrees to defend and hold Landlord, Prime Landlord and Landlord’s leasehold mortgagee, if any, harmless from and against (a) any non-performance of or delay in completion of such portion of the Remedial Action require to be conducted by Tenant, except to the extent such non-performance of or delay in completion of the Remedial Action is caused by the acts, omissions, gross negligence or willful misconduct of Landlord or Prime Landlord or their respective agents, contractors or employees; and (b) as to events, occurrences, or matters first arising during the period beginning on the Effective Date and ending on the Expiration Date, against any Hazardous Substances Discharge or violation of Environmental Law provided, however, in no event shall Tenant indemnify Landlord for events, occurrences or matters (i) to the extent caused by the acts or omissions of Landlord or Prime Landlord or their respective agents, contractors or employees, or (ii) which are in existence prior to the Effective Date, except to the extent such events, occurrences or matters are exacerbated by Tenant (in which event Tenant shall only indemnify Landlord and Prime Landlord and any leasehold mortgagee, if any, with regards to such exacerbation).

SECTION 23.03.    ENVIRONMENTAL TESTING.

(a)    If, during the Term hereof, as same may be extended, the Prime Landlord or any other Governmental Agency having jurisdiction over such matters, requires Landlord to undertake environmental testing of the Property, then Tenant, shall undertake, or cause to be undertaken, at Landlord’s expense, and completed in the time frame specified by the Prime Landlord or such other Governmental Agency, an updated Phase I environmental audit of the Property and, if required by the Prime Landlord, or such other Governmental Agency after submission of an updated Phase I environmental audit of the Premises, a Phase II environmental audit (or then prevailing similar testing) of the Premises.

(b)    The Phase I Report shall be attached to this Lease as Exhibit “F” and shall be incorporated herein by reference as well as those items set forth in Section 7.03 (C) of the Prime Lease defined as the Baseline Disclosures and shall serve as evidence of the presumed base line environmental condition of the Property as of the Effective Date. Tenant shall not be responsible for any environmental conditions disclosed in the Exhibit “F” or the Baseline Disclosures, except to the extent Tenant exacerbates the environmental condition by its actions. Furthermore, the Parties recognize the possibility that not all pre-existing environmental conditions may be set forth in Exhibit “F” or the Baseline Disclosures and any environmental conditions shown to be in existence prior to the Effective Date will be addressed in accordance with the terms and conditions of Section 7.03 (A) of the Prime Lease. Landlord agrees to support and assist Tenant in the efforts or actions it elects to take in connection with the County with regard to Pre-Existing Environmental Conditions (as defined in the Prime Lease), but Landlord shall have no obligation to remediate same, nor expend third party costs or expenses in assisting Tenant in such efforts (unless Tenant agrees to reimburse such costs or expenses).

SECTION 23.04.    DEFINED TERMS. For purposes of this Section, the following terms shall be defined as set forth below:

“Hazardous Substance” includes any substance or related material that is defined as “hazardous” or “toxic” or a term of similar import or is regulated as such under any Environmental Law, including any material, substance or waste that is: (i) defined as a “hazardous substance” under Section 311 of the Water Pollution Control Act (33 U.S.C. §1317), as amended; (ii) defined as a “hazardous waste” under Section 1004 of the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq., as amended; (iii) defined as a “hazardous substance” or “hazardous waste” under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Reauthorization Act of 1986, 42 U.S.C. §9601 et seq. or any so-called “superfund” or “superlien” law; (iv) defined as a “pollutant” or “contaminant” under 42 U.S.C.A. §9601(33); (v) defined as “hazardous waste” under 40 C.F.R. Part 260; or (vi) defined as a “hazardous chemical” under 29 C.F.R. Part 1910.

“Hazardous Substances Discharge” means on or after the Effective Date, any deposit, discharge, generation, release, seepage, leakage, spill or other transmission of Hazardous Substances in violation of Environmental Laws that occurs at or from the Premises, or onto the Airpark from the Premises, whether or not caused by Tenant, or that arises at any time from the use, occupancy, or operation of the Premises or any activities conducted therein, or any adjacent or nearby real property. Notwithstanding the foregoing, the term Hazardous Substances Discharge shall not include any Pre-Existing Conditions (as defined in the Prime Lease) and Landlord Condition (as defined in the Prime Lease) unless same are exacerbated by Tenant’s activities on the Premises.

“Remedial Action” means those remedial actions required in connection with the use, occupancy, development, repair and/or operations, including but not limited to those actions required in the event of a Hazardous Substance Discharge at the Premises including, but not limited to, those required by the terms of the Prime Lease, and/or all Environmental Laws. Tenant shall not be responsible for any remedial actions related to Hazardous Substances located at, on, in, or under the Premises prior to the Effective Date except to the extent any such Hazardous Substances are exacerbated by Tenant.

“Environmental Law” means any Applicable Law regarding the following at, in, under, above, or upon the Premises: (a) air, environmental, ground water, or soil conditions; or (b) clean-up, control, disposal, generation, storage, release, transportation, or use of, or liability or standards of conduct concerning, Hazardous Substances.

ARTICLE 24
SUBORDINATION

SECTION 24.01.    SUBORDINATION. As of the Effective Date of this Lease, there is no leasehold mortgage encumbering the Landlord’s leasehold interest in the Property. If (i) Landlord obtains a leasehold mortgage or other similar security agreement in the future or (ii) Prime Landlord obtains a fee mortgage or other similar security agreement in the future, then this Lease (and any New Lease regardless of when same is entered into) and the lien of any Sub-Leasehold Mortgage encumbering such sub-leasehold estate shall only be subordinate to such leasehold mortgage or fee mortgage if and when Landlord or Prime Landlord, as applicable, delivers to Tenant an executed subordination, non-disturbance and attornment agreement in form and content reasonably acceptable to Tenant, Landlord or Prime Landlord, as applicable, and the applicable mortgagee.

SECTION 24.02.    ATTORNMENT AND NON-DISTURBANCE. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Premises or in the event a deed is given in lieu of foreclosure of any such mortgage on the Property and/or Landlord reverts to the County, if requested to do so, Tenant shall attorn to the purchaser, grantee in lieu of foreclosure or County upon any such foreclosure, sale or reversion and recognize such purchaser, grantee in lieu of foreclosure or County as the Landlord under this Lease. Subject to the terms of Section 12.08 of the Prime Lease, the County will not disturb Tenant’s right to occupy the Premises to which a default does not apply so long as the Tenant is remitting Rent to the County with respect to the Premises.

SECTION 24.03.    SUBLEASEHOLD FINANCING. Notwithstanding anything in this Lease to the contrary, Tenant shall have the absolute and unconditional right, without Prime Landlord’s or Landlord’s consent, to execute and deliver Sub-Leasehold Mortgage(s) at any time and from time to time during the Term of this Lease. The term “Sub-Leasehold Mortgage” means any mortgage, deed of trust, collateral assignment, or other lien (as modified from time to time) encumbering the sub-leasehold estate. The term “Sub-leasehold Mortgagee” means the holder from time to time of a Sub-Leasehold Mortgage and its successors and assigns, provided Landlord and Prime Landlord has each received written notice of its name and address and a copy of its Sub-Leasehold Mortgage. A Sub-Leasehold Mortgage shall not attach to the fee estate or the leasehold estate under the Prime Lease. Prime Landlord need not join in, or “subordinate the fee estate to,” any Sub-Leasehold Mortgage, and Landlord need not join in, or “subordinate the leasehold estate to,” any Sub-Leasehold Mortgage. No Sub-Leasehold Mortgage shall reduce any party’s rights or obligations under this Lease. Notwithstanding anything in this Lease to the contrary, without Prime Landlord’s or Landlord’s consent, at any time and from time to time: (a) any Sub-Leasehold Mortgagee may initiate and complete a foreclosure and exercise any other rights and remedies against the Tenant and the sub-leasehold estate (but not the fee estate or the leasehold estate) under its Sub-Leasehold Mortgage; and (b) any transferee through a foreclosure, and its successors and assigns, may assign this Lease, subject to the terms and conditions set forth in Article 22 without Landlord’s consent (provided that any future assignments shall be subject to the provisions of Article 22). A foreclosure shall impair no estate or right under the fee estate or the leasehold estate, and shall transfer only the sub-leasehold estate. If requested in writing by a Sub-Leasehold Mortgagee, Landlord agrees to enter into a Subordination, Non-Disturbance, Recognition and Attornment Agreement in a form that is reasonably acceptable to Landlord and Sub-Leasehold Mortgagee (the “SNDRA”). Landlord agrees to submit, with no obligation to obtain, a SNDRA to Prime Landlord.

Subsection 24.03.1    Opportunity to Cure. If Tenant shall mortgage its interest in this Lease and the leasehold interest created hereby, Landlord shall give to each Sub-leasehold Mortgagee whose name and address shall have theretofore been provided to Landlord (and in the same manner as is provided for notices to Tenant under Article 14 of this Lease), a copy of each notice of default given to Tenant, each notice of termination of this Lease given to Tenant and each notice of litigation or other adversarial proceeding related to the Lease given to Tenant, at the same time as, and whenever, any such notice of default or notice of termination shall be given by Landlord to Tenant, and no such notice of default or notice of termination by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each such Sub-leasehold Mortgagee. Each Sub-leasehold Mortgagee shall (A) thereupon have a period of thirty (30) days more in the case of a default resulting from Tenant’s failure to pay Base Rent, Additional Rent or any other sum due to Landlord under this Lease, and sixty (60) days more in the case of any other default which is capable of being cured by the Sub-leasehold Mortgagee, after notice of such default is given to such Sub-leasehold Mortgagee, for curing the default, causing the same to be cured by Tenant or otherwise, than is given Tenant after such notice is given to it, and (B) within such 60-day period and otherwise as herein provided, have the right to cure such default, cause the same to be cured by Tenant or otherwise or cause an action to cure a default to be commenced. Landlord shall not have the right to terminate this Lease or to reenter the Premises, or to otherwise terminate this Lease by reason of a default by Tenant, until the applicable cure period has expired without a cure having been made; provided, however, that nothing contained herein shall be deemed to impose upon any Sub-leasehold Mortgagee the obligation to perform any obligation of Tenant under this Lease or to remedy any default by Tenant hereunder. If there is more than one Sub-leasehold Mortgagee, cure periods for all shall run concurrently. Landlord shall accept performance by a Sub-leasehold Mortgagee of any covenant, condition or agreement on Tenant’s part to be performed hereunder with the same force and effect as though performed by Tenant. Any provision of this Lease to the contrary notwithstanding, no performance by or on behalf of a Sub-leasehold Mortgagee shall cause it to become a “mortgagee in possession” or otherwise cause it to be deemed to be in possession of the Premises or bound by or liable under this Lease.

Subsection 24.03.2    Sub-Leasehold Mortgagee’s Right to Perform. Landlord hereby acknowledges and agrees that Sub-Leasehold Mortgagee may, in its sole and absolute discretion, observe or perform, or cause to be observed or performed, any of the obligations of Tenant under this Lease and any or all the rights, powers and privileges of Tenant under this Lease and upon such exercise Landlord will observe or perform, or cause to be performed, such obligations of such Persons for the benefit of Sub-Leasehold Mortgagee. This Section 24.03.2 shall not, however, be deemed to limit the obligations of Tenant under this Lease (or to impose such obligations upon Sub-Leasehold Mortgagee) or the Sub-Leasehold Mortgage or related loan documents. Notwithstanding any provisions of this Lease to the contrary, Landlord shall not have the right to terminate this Lease, including under Article 9, reenter the Premises or exercise any other rights or remedies under this Lease by reason of a default by Tenant, as long as:

(i)    in the case of a non-monetary default, a Sub-leasehold Mortgagee, in good faith, shall have commenced within the additional cure period set forth in Section 24.03.1 to cure the default in question, other than a Tenant specific default that cannot be cured by the Sub-leasehold Mortgagee, i.e. a Tenant bankruptcy (“Incurable Events of Default”), and shall have notified Landlord within such period of its intention to cure, and if such default is not reasonably susceptible of cure in such additional cure period, prosecutes the same to completion with reasonable diligence and continuity;

(ii)    if possession of the Premises is required in order to cure the default in question, a Sub-leasehold Mortgagee, in good faith, (A) shall have entered into possession of the Premises or (B) shall have notified Landlord of its intention to institute foreclosure proceedings or other proceedings to obtain possession directly or through a receiver, and within thirty (30) days after the giving of such notice commences such foreclosure or other proceedings, and thereafter prosecutes such proceedings with reasonable diligence and continuity or receives an assignment of this Lease in lieu of foreclosure from Tenant, and, upon obtaining possession pursuant to clause (A) or clause (B) above, commences promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity;

(iii)    a Sub-leasehold Mortgagee, diligently and in good faith, shall have proceeded pursuant to under Section 24.03.1 to cure such default; provided, that in each case the Sub-leasehold Mortgagee shall have delivered to Landlord its non-binding notice of intention to take the action described in under Section 24.03.1 and that during the period in which such action is being taken (and any foreclosure proceedings are pending), no monetary default then exists beyond the additional thirty (30) Business Day cure period provided to Sub-leasehold Mortgagee and all of the other obligations of Tenant under this Lease, to the extent they are reasonably susceptible of being performed by the Sub-leasehold Mortgagee, are being duly performed within any applicable grace periods, as such grace periods are extended pursuant to the provisions of Section 24.03.1 above; and

(iv)    with respect to an Incurable Event of Default, the Sub-Leasehold Mortgagee shall not be required to cure any such Incurable Event of Default, and if such Sub-Leasehold Mortgagee or its assignee, designee or transferee shall acquire the leasehold interest of Tenant in this Lease pursuant to a foreclosure or transfer in lieu of foreclosure, then any such Incurable Event of Default shall no longer be deemed a default.

Notwithstanding the foregoing, at any time after the delivery of the aforementioned notice of intention, the Sub-leasehold Mortgagee may notify Landlord, in writing, that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event, the Sub-leasehold Mortgagee shall have no further right to so cure the default referred to in such notice pursuant to this Section after the date it delivers such notice to Landlord and thereupon, Landlord shall thereafter have the unrestricted right, subject to and in accordance with all of the terms and provisions of this Lease, to terminate this Lease and to take any other action it deems appropriate by reason of any default by Tenant, and upon any such termination the provisions of Section 24.03.3 shall apply. For all purposes of this Lease, the term “foreclosure proceedings” shall include, in addition to proceedings to foreclose a mortgage, where applicable, any foreclosure or similar proceedings commenced by a collateral assignee thereof with respect to its collateral assignment.

Subsection 24.03.3    New Ground Sublease. If this Lease terminates for any reason (except with Sub-Leasehold Mortgagee’s consent or because of Condemnation), even if Sub-Leasehold Mortgagee failed to timely exercise its cure rights for an Event of Default, Landlord shall promptly give Sub-Leasehold Mortgagee a Termination Notice (the “Termination Notice”). By giving notice to Landlord on or before the day that is thirty (30) days after Sub-Leasehold Mortgagee receives the Termination Notice (such thirty (30) day period, the “New Lease Option Period”), Sub-Leasehold Mortgagee may require Landlord to enter into a new lease with the Sub-Leasehold Mortgagee or a designee, assignee or transferee of the Sub-Leasehold Mortgagee (“New Tenant”), at Sub-Leasehold Mortgagee’s sole cost and expense (the “New Lease”). Landlord need not do so, however, unless New Tenant has in the New Lease committed to cure all monetary Defaults within ten (10) days of commencement of the New Lease, and to cure all nonmonetary Defaults within thirty (30) days of commencement of the New Lease, except, in the case of any such nonmonetary Default that cannot with due diligence be cured within thirty (30) days, New Tenant shall have commenced such cure and committed in the New Lease to diligently and continuously prosecute such cure to completion within a reasonable time under the circumstances, but in no event more than sixty (60) days; and reimburse Landlord’s reasonable costs and expenses (including legal fees and expenses) to terminate this Lease, recover the Premises, and enter into the New Lease. If Sub-Leasehold Mortgagee exercises its option to require Landlord to enter into a New Lease with New Tenant, New Tenant shall execute the New Lease on or prior to the expiration of the New Lease Option Period or the option shall be deemed to be waived and of no further effect.

Subsection 24.03.4    New Lease Implementation. If Sub-Leasehold Mortgagee timely requests a New Lease in conformity with this Lease, then from the date this Lease terminates until the parties execute and deliver a New Lease, Landlord shall not: (a) operate the Premises in an unreasonable manner; (b) terminate any sub-sublease(s) except for a default thereunder beyond all applicable notice and cure periods; or (c) sub-sublease any portion of the Premises except to New Tenant. When the parties thereto sign a New Lease, Landlord shall transfer to New Tenant, all sub-subleases, (including any security deposits actually delivered to and held by Landlord, if any), service contracts, premises operations, and net income Landlord collected from the Premises during the period described in the previous sentence which Tenant was entitled to under this Lease prior to the termination thereof shall automatically be transferred to New Tenant.

Subsection 24.03.5    Further Assurances. Upon written request from Tenant or any Sub-Leasehold Mortgagee (prospective or current), Landlord shall promptly, under documentation reasonably satisfactory to it and the requesting party: (a) agree directly with Sub-Leasehold Mortgagee that it may exercise against Landlord all Sub-Leasehold Mortgagee’s rights in this Lease; (b) certify (subject to any then exception reasonably specified) whether this Lease is in full force and effect, whether to Landlord’s knowledge any Events of Default exists, the date through which Rent has been paid, and other factual matters as reasonably requested; and (c) provided Tenant reimburses Landlord’s attorneys’ fees and expenses, amend this Lease and/or provide other assurances as any current or prospective Sub-Leasehold Mortgagee reasonably requests, provided such amendment does not adversely affect Landlord, including reduction of any payment due Landlord, increase of any liability or obligation of Landlord, or change in any Events of Default or cure or notice period.

Subsection 24.03.6    Miscellaneous. Notwithstanding anything to the contrary in this Lease, Sub-Leasehold Mortgagee may: (a) exercise its rights through an Affiliate, assignee, designee, nominee, subsidiary, or other Person acting on behalf of Sub-Leasehold Mortgagee, in its own name or in Sub-Leasehold Mortgagee’s name (and anyone acting under this clause “a” shall automatically have the same protections, rights, and limitations of liability as Sub-Leasehold Mortgagee), and Sub-Leasehold Mortgagee or such Affiliate, assignee, designee, nominee, subsidiary, or other Person shall have the right thereafter to assign, sell or transfer this Lease and its rights hereunder to any Affiliate, designee, nominee, or subsidiary of Sub-Leasehold Mortgagee, or to any other Person with a net worth equal to or greater than $50,000,000, without the consent of the Landlord; (b) refrain from curing any Event of Default; (c) abandon such cure at any time; or (d) withhold consent or approval for any reason or no reason, by written notice, except where this Lease states otherwise. Any such consent or approval must be written. To the extent any Sub-Leasehold Mortgagee’s rights under this Lease apply after this Lease terminates, they shall survive such termination.

Subsection 24.03.7    Tenant Bankruptcy. In the event of a Bankruptcy action in which Tenant or any Affiliate thereof is a debtor:

(a)    If this Lease is rejected in connection with such Bankruptcy Action by the Tenant or any Affiliate thereof or a trustee in bankruptcy for such Person (or other Person to such proceeding), such rejection shall be deemed an assignment by such Persons to Sub-Leasehold Mortgagee of the sub-leasehold estate and all of Tenant’s interests in this Lease and neither the sub-leasehold estate nor this Lease shall terminate or be cancelled and Sub-Leasehold Mortgagee shall have all rights and obligations of such Person as if such Bankruptcy Action had not occurred, unless Sub-Leasehold Mortgagee shall reject such deemed assignment by Notice to Landlord within thirty (30) Business Days following such rejection.

(b)    If any court of competent jurisdiction or other tribunal shall determine that the Lease shall have been terminated or cancelled notwithstanding the provisions of clause (a) above as a result of such rejection, the rights of New Tenant to a New Lease under Section 24.03.6 shall not be affected thereby, and Sub-Leasehold Mortgage and Landlord agree that New Tenant shall enter into such New Lease pursuant to the terms and conditions of Section 24.03.6 notwithstanding the foregoing.

ARTICLE 25
AS IS WHERE IS

Tenant hereby acknowledges and agrees that the Real Property is leased to Tenant in its “AS IS” condition, and, Landlord makes no representations, warranties or guarantees regarding the Real Property of any nature whatsoever, including in respect of Tenant’s contemplated use or occupancy thereof, or the condition, safety or security of the Real Property. Tenant further acknowledges and agrees that Tenant has relied on and will rely upon its own investigation of the Real Property to determine the status of the Real Property and the suitability of same for Tenant’s contemplated use. LANDLORD HEREBY DISCLAIMS, AND TENANT HEREBY WAIVES, RELEASES AND RENOUNCES, ALL IMPLIED AND EXPRESS WARRANTIES, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY CLAIM FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING THEREFROM, with the exception that the County shall be responsible for those certain Environmental Conditions which are determined to be Pre-Existing Conditions as set forth in the Prime Lease. In the eventuality of an occurrence of Pre-Existing Conditions, Tenant shall notify Landlord of the same, and Landlord shall without representation or warranty undertake to enforce its rights under the Prime Lease with respect to Pre-Existing Conditions; provided, however, Tenant will also plan, permit and construct its Improvements, where practicable, in a manner so as to minimize the impact of the Pre-Existing Conditions and their cure while maximizing the potential of the Premises for such period of time.

ARTICLE 26
ALTERATIONS

Tenant shall make no Materials Alteration without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed provided that Tenant’s plans and specifications meet the requirements of this Lease, including insurance requirements, and Applicable Law. For purposes of this Lease, a “Material Alteration” shall be any structural alteration, addition or improvement in or to the initial Improvements constructed by Tenant in accordance with this Lease that exceeds five percent (5%) of the total costs and expenses for the Improvements annually adjusted by CPI. The review protocol for the plans and specifications for the Material Alterations shall be governed by Section 1.06.10 above.

ARTICLE 27
OTHER PROVISIONS

SECTION 27.01.    FORCE MAJEURE. Except as provided below, any prevention, delay or stoppage attributable to strikes, lockouts, labor disputes, acts of God, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”) will excuse the performance of that party for a period equal to the duration of the prevention, delay or stoppage. If, therefore, this Lease specifies a time period for performance of an obligation of either party, a delay that a Force Majeure causes will extend the period within which the party must complete its performance.

SECTION 27.02.    HEADINGS. Any headings preceding the text of any articles, paragraphs or sections of this Lease shall be solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

SECTION 27.03.    BINDING EFFECT. The terms, conditions and covenants of this Lease shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This provision shall not constitute a waiver of any conditions prohibiting assignment or subletting.

SECTION 27.04.    AUTHORITY. Tenant represents that (a) Tenant is authorized to do business in the State of Florida to enter into and perform its covenants under this Lease, and (b) Tenant’s signatories hereto have all requisite power and authority to execute this Lease on Tenant’s behalf. Upon Landlord’s request, Tenant’s signatories hereto will furnish satisfactory evidence of Tenant’s authorization and their authority to execute this Lease on behalf of Tenant.

SECTION 27.05.    FEDERAL SUBORDINATION. This Lease, as is the Prime Lease shall be subordinate to the provisions of any existing or future agreements between Landlord and the United States of America relative to the operation and maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of the Airport. All provisions of this Lease shall be subordinate to the right of the United States of America to lease or otherwise assume control over the Airport, or any part thereof, during time of war or national emergency for military or naval use, and any provisions of this Lease inconsistent with the provisions of such lease to, or assumption of control by, the United States of America shall be suspended.

SECTION 27.06.    NO WAIVER. There shall be no waiver of the right of either party to demand strict performance of any of the provisions, terms and covenants of this Lease nor shall there be any waiver of any breach, default or non-performance hereof by either party, unless such waiver is explicitly made in writing by the other party. Any previous waiver or course of dealing shall not affect the right of either party to demand strict performance of the provisions, terms and covenants of this Lease with respect to any subsequent event or occurrence of any subsequent breach, default or nonperformance hereof by the other party.

SECTION 27.07.    SEVERABILITY. If any provision of this Lease or the application thereof to either party to this Lease is held invalid by a court of competent jurisdiction, such invalidity shall not affect other provisions of this Lease which can be given effect without the invalid provision, and to this end, the provisions of this Lease are severable.

SECTION 27.08.    PAYMENT OF TAXES. Tenant shall pay all taxes and other costs lawfully assessed against its leasehold interests in the Property and Improvements, its improvements and its operations under this Lease; provided, however, Tenant shall not be deemed to be in default of its obligations hereunder for failure to pay such taxes pending the outcome of any legal proceedings instituted to determine the validity of such taxes. Notwithstanding the foregoing, if Tenant elects to contest any taxes, Tenant shall indemnify, save, defend, and hold harmless Landlord from and against all loss, cost, damage and expense incurred by Landlord as a result thereof. At Landlord’s request, Tenant shall escrow or post a bond or other adequate security for the full amount of the taxes or other amounts that are the subject of such proceedings, all as may be required by Applicable Laws to prevent loss of title to the Property. The foregoing requirements related to Tenant’s ability to contest the validity or amount of any tax, assessment, levy, or other governmental charge agreed to in this Lease to be paid by Tenant shall only be deemed to apply to Real Estate Taxes and shall not be deemed to apply to any personal property taxes, which Tenant may freely contest without notice to or involvement of Landlord, unless the personal property taxes are levied as part of a larger parcel, in which case the foregoing requirements shall apply.

SECTION 27.09.    INTERPRETATION OF AGREEMENT. This Lease is the result of negotiation between the parties hereto and has been drafted by one party for the convenience of both parties, and the parties covenant that this Lease shall not be construed in favor of or against any of the parties hereto.

SECTION 27.10.    NO AGENCY. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of principal and agent, partners, joint venturers, or any other similar such relationship between the parties hereto. It is understood and agreed that neither the method of computation of rentals, fees and charges, nor any other provisions contained herein, nor any acts of the parties hereto creates a relationship other than the relationship of landlord and tenant.

SECTION 27.11.    RIGHTS NON-EXCLUSIVE. Notwithstanding anything herein contained that may be or appear to the contrary, the rights, privileges and licenses granted under this Lease, except in the Property and Improvements, are “nonexclusive” and Landlord reserves the right to grant similar privileges to other persons, firms or corporations.

SECTION 27.12.    APPLICABLE LAW; JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiation, anticipated performance and execution of this Lease occurred or shall occur in Miami-Dade County, Florida, and that, therefore, each of the parties: (a) agrees that this Lease and all rights and obligations hereunder shall be governed by the laws of the State of Florida; (b) agrees that any suit, action or legal proceeding arising out of or relating to this Lease shall be brought exclusively in the courts of record of the State of Florida in Miami-Dade County; (c) consents to the jurisdiction of each such court in any such suit, action or proceeding and expressly waives removal to a federal court; and (d) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

SECTION 27.13.    ENTIRETY OF AGREEMENT. The parties hereto agree that this Lease sets forth the entire agreement between the parties, and there are no promises or understandings other than those stated herein. None of the provisions, terms and conditions contained in this Lease may be added to, modified, superseded or otherwise altered, except as may be specifically authorized herein or by written instrument executed by the parties hereto.

SECTION 27.14.    TOTAL AGREEMENT; APPLICABLE TO SUCCESSORS. This Lease contains the entire agreement between the Parties and cannot be changed or terminated except by a written instrument subsequently executed by the Parties hereto. This Lease and the terms and conditions hereof apply to and are binding upon the successors and assigns of both Parties.

SECTION 27.15.    WAIVER OF JURY TRIAL/ATTORNEYS FEES. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant: hereunder, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage. In the event that it shall become necessary for Landlord or Tenant to employ the services of an attorney in exercising or enforcing any of its rights or remedies hereunder, or to collect any sums due to it under this Lease, or to remedy the breach of or in enforcing any of the terms, conditions, provisions or covenants of this Lease, regardless of whether suit be brought, the prevailing party shall be entitled to recover such fee as shall be charged by the prevailing party’s attorneys for such services. Should suit be brought for the recovery of possession of the Property, or for rent or any other sum due Landlord under this Lease, or in exercising or enforcing any of Landlord’s rights or remedies hereunder or in enforcing any of the terms, conditions, provisions or covenants of this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including attorney’s fees.

SECTION 27.16.    TIME OF THE ESSENCE. Time is of the essence and in all provisions of this Lease. The term “Business Days” shall mean all days except Saturday, Sunday, and holidays as designated by either the State of Florida or the federal government of the United States.

SECTION 27.17.    EFFECTIVE DATE. The Effective Date shall be the date the last Party signs or initials this Lease and provides a copy to the other Party. The Effective Date shall be filled in on the first page of this Lease.

SECTION 27.18.    RECITALS. The Recitals set forth at the beginning of this Lease form a material part of this Lease and are incorporated by reference.

SECTION 27.19.    GOOD STANDING. Tenant represents and warrants to Landlord that it is in good standing under the laws of Delaware and qualified to do business in Florida as of the Effective Date of this Lease, and Tenant covenants to the Landlord that it will remain in good standing under the laws of Delaware and Florida at all times during the Term hereof, as same may be extended. Tenant’s breach of the foregoing representation or covenant shall constitute an Event of Default hereunder.

SECTION 27.20.    DISCLAIMER OF LIABILITY. NOTWITHSTANDING THE PROVISIONS OF THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS LEASE, THE PARTIES HEREBY EXPRESSLY AGREE THAT UNDER NO CIRCUMSTANCES SHALL ANY SIGNATORY PARTY BE LIABLE TO ANY OTHER SIGNATORY PARTY (OR ANY PARTY CLAIMING THEREUNDER THROUGH A SIGNATORY PARTY, INCLUDING, BUT NOT LIMITED TO CONTRACTORS, SUBCONTRACTORS, SUBTENANTS, INVITEES OR CUSTOMERS) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, LOSS OF USE, DIMINUTION OF VALUE, LOSS OF ANTICIPATED PROFITS, EXCEPT IN THE CASE OF HOLDING OVER BY TENANT.

SECTION 27.21.    LIMITATION ON LIABILITY.

ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT THERE SHALL AT NO TIME BE OR BE CONSTRUED AS BEING ANY PERSONAL LIABILITY BY OR ON THE PART OF LANDLORD UNDER OR IN RESPECT OF THIS LEASE OR IN ANY WAY RELATED HERETO OR THE PROPERTY; IT BEING FURTHER ACKNOWLEDGED AND AGREED THAT TENANT IS ACCEPTING THIS LEASE AND THE ESTATE CREATED HEREBY UPON AND SUBJECT TO THE UNDERSTANDING THAT IT SHALL NOT ENFORCE OR SEEK TO ENFORCE ANY CLAIM OR JUDGMENT OR ANY OTHER MATTER, FOR MONEY OR OTHERWISE, PERSONALLY OR DIRECTLY AGAINST ANY MEMBER, OFFICER, DIRECTOR, STOCKHOLDER, PARTNER, PRINCIPAL (DISCLOSED OR UNDISCLOSED), REPRESENTATIVE OR AGENT OF LANDLORD, BUT WILL LOOK SOLELY TO LANDLORD’S INTEREST IN THE AIRPORT AND PROCEEDS FOR THE SATISFACTION OF ANY AND ALL CLAIMS, REMEDIES OR JUDGMENTS (OR OTHER JUDICIAL PROCESS) IN FAVOR OF TENANT REQUIRING THE PAYMENT OF MONEY BY LANDLORD IN THE EVENT OF ANY BREACH BY LANDLORD OF ANY OF THE TERMS, COVENANTS OR AGREEMENTS TO BE PERFORMED BY LANDLORD UNDER THIS LEASE OR OTHERWISE, AND NO OTHER ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER JUDICIAL PROCESS FOR THE SATISFACTION OF TENANT’S CLAIMS; SUCH EXCULPATION OF PERSONAL LIABILITY AS HEREIN SET FORTH TO BE ABSOLUTE, UNCONDITIONAL AND WITHOUT EXCEPTION RADON GAS.

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County public health unit.

SECTION 27.22.    COUNTERPARTS AND FACSIMILE AND ELECTRONIC TRANSMISSION. This Lease may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Each counterpart may be delivered by facsimile or electronic transmission, and will have the same force and effect as an original signature page. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

SECTION 27.23.    EXAMINATION OF LEASE/JOINT PREPARATION. The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant. This Lease Agreement has been negotiated fully between the Parties as an arm’s length transaction. Both Parties participated fully in the preparation of this Lease and received the advice of counsel. In the case of a dispute concerning the interpretation of any provision of this Lease, both Parties are deemed to have drafted, chosen, and selected the language, and the doubtful language will not be interpreted or construed against any Party.

SECTION 27.24.    ESTOPPEL CERTIFICATES. During the Term, each party shall, without charge, within thirty (30) days of a written request by the other, certify in writing as to the validity of this Lease; the Term; the Base Rent and additional charges owed hereunder; the existence of any amendments, defaults, off-sets or counterclaims; and as to such other matters, regarding the terms of this Lease as are reasonably requested by the requesting party. Such certifications may be relied upon by the party requesting the certificates and its applicable mortgagees, assignees, transferees and the like.

SECTION 27.25.    CONSENT OF PRIME LESSOR. If, pursuant to the Prime Lease, the Prime Landlord’s consent is required for Tenant to exercise any right under this Lease or take other action, Landlord shall use commercially reasonable efforts to obtain such consent, including, but not limited to, submitting all documentation and information to Prime Landlord as may be required in order for Prime Landlord to make such determination.

[SIGNATURE PAGE FOLLOWS NEXT.]

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the Effective Date.

Signed, Sealed and Delivered
in the presence of:

LANDLORD:

AA ACQUISITIONS LLC, a Florida limited liability company

By: /s/ Eric Greenwald
Witness
Printed Name: Eric Greenwald

Witness	Printed Title: President

Date signed: May 2, 2019
Witness
(Corporate Seal)

Witness

TENANT:

SKY HARBOUR OPA LOCKA AIRPORT,
LLC., a Delaware limited liability company

Witness	By: /s/ Tal Keinan

Witness	Printed Name: Tal Keinan

Printed Title: Member

Date signed: May 2, 2019

(Corporate Seal)

LIST OF EXHIBITS AND SCHEDULES:

Exhibit “A-1”:	Legal Description of the Real Property (Survey)
Exhibit “A-2”	Legal Description of the Expansion Option
Exhibit “B”:	Description of Improvements to be constructed on the Real Property
Exhibit “C”:	Site Plan
Exhibit “D”:	Prime Lease
Exhibit “E”:	Minimum Standards for Conducting Commercial Aeronautical Activities
Exhibit “F”:	Phase I Environmental Report
Exhibit “G”:	Memorandum of Lease
Schedule 1.04.1	Non-Competition Agreement
Schedule 1.05.2:	Construction Timeline
Schedule 1.09.2	Phase I and Phase II Base Rent
Schedule 1.09	Option to Purchase

Exhibit “A”

Legal Description of the Real Property (Survey)

Exhibit “B”

Description of Improvements to be constructed on the Real Property

Exhibit “C”

Site Plan

Exhibit “D”

Prime Lease

Exhibit “E”

Minimum Standards for Conducting Commercial Aeronautical Activities

Exhibit “F”

Phase I Environmental Report

Exhibit “G”

Memorandum of Lease

SCHEDULE 1.05.2

SCHEDULE 1.09.2

SCHEDULE 1.09

The purchase price for the Property shall be Three Hundred Seventy-Five Thousand Dollars ($375,000) per acre. Upon delivery of the Purchase Notice, the parties shall use good faith efforts to enter into a contract for the sale of the Landlord’s Interest in the Premises on a form of contract of sale with commercially reasonable and customary terms and conditions, which shall also set forth the closing date for the purchase, which shall be no more than forty-five (45) days after execution of the contract of sale. Landlord shall provide a draft contract of sale to Tenant within fifteen (15) days after delivery of the Purchase Notice. Time is of the essence with respect to the terms and conditions of this Section 1.09 provided that with respect to the terms and conditions applicable to Landlord, Tenant shall have used good faith efforts to enter into a contract of sale and, with respect to the terms and conditions applicable to Tenant, Landlord shall have used good faith efforts to enter into a contract of sale.